===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         OPTA FOOD INGREDIENTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100
                              Fax: (781) 276-5101

                                                                 April 21, 2000

Dear Stockholder:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Opta Food Ingredients, Inc. (the "Company") to be held on Tuesday, May 23, 2000, at 9:30 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts.

  This year, in addition to the election of six Directors and approval of the Company's independent accountants, stockholders are being asked to approve an amendment to the Company's 1992 Employee, Director and Consultant Stock Option Plan, increasing by 250,000 the number of shares of the Company's common stock, $.01 par value per share ("Common Stock"), reserved for the grant of stock options under that plan. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

  Regardless of the number of shares of Common Stock you may own, your votes are important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

  Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          ARTHUR J. McEVILY, Ph.D.
                                          Chief Executive Officer and
                                           President

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 23, 2000

To the Stockholders of Opta Food Ingredients, Inc.:

  Notice is hereby given that the 2000 Annual Meeting of Stockholders of Opta Food Ingredients, Inc. (the "Company") will be held on Tuesday, May 23, 2000, at 9:30 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon:

    (1) The election of six (6) members of the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and take office;

    (2) The approval of an amendment to the Company's 1992 Employee, Director and Consultant Stock Option Plan, increasing by 250,000 the aggregate number of shares of Common Stock reserved for the grant of stock options under the plan;

    (3) The approval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

    (4) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Annual Meeting.

  The Board of Directors has fixed the close of business on March 20, 2000 as the Record Date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders are invited to attend the Annual Meeting in person.

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED RETURN ADDRESSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By Order of the Board of Directors

                                          JEFFREY M. WIESEN
                                          Secretary

Bedford, Massachusetts
April 21, 2000

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100

                                PROXY STATEMENT
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 23, 2000

                              GENERAL INFORMATION

  This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Opta Food Ingredients, Inc., a Delaware corporation ("Opta" or the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2000 Annual Meeting of Stockholders to be held on May 23, 2000 at 9:30 a.m. at the Company's offices, 25 Wiggins Avenue, Bedford, Massachusetts, and at any adjournments thereof (the "Meeting").

  When the proxy card of a stockholder is duly executed and returned, the shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares of common stock represented by that proxy card will be voted, in the election of Directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting. The presence, in person or by proxy, of the holders of a majority of common stock entitled to vote at the Meeting, is necessary to constitute a quorum at the Meeting. As to each matter submitted to a vote of stockholders, except (i) as provided for under the Company's Restated By-Laws ("Restated By-Laws"), (ii) as provided for under Delaware law and (iii) with respect to tabulation of the proxies, abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Pursuant to the Restated By-Laws, the Directors are elected by a plurality of the votes cast at the Meeting. The vote required to approve each proposal is set out at the end of that proposal. No appraisal rights exist for any action proposed to be taken at the Meeting.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by Directors, officers, or employees of the Company by mail, by telephone, in person, or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

  This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 20, 2000. The Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                               VOTING SECURITIES

  Holders of Common Stock of record on the books of the Company at the close of business on March 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. At March 20, 2000, there were 10,897,864 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

Information Concerning the Nominees for Director

  The Restated By-Laws of the Company provide for a Board consisting of such number of Directors as shall be fixed from time to time by the Board. The Board has fixed the number of Directors for the ensuing year at six, and six Directors are to be elected at the Meeting. Pursuant to the Restated By-Laws, the Directors are elected by a plurality of the votes cast at the Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the election of the nominees named below. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of such Director's full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office. In the event any of these nominees shall be unable to serve as a Director, the shares of common stock represented by the proxy will be voted at the Meeting for the person, if any, who is designated by the Board to replace the nominee. Each of the nominees has consented to be nominated and to serve if elected.

  The table below sets forth certain information with respect to the nominees for election to the Board of Directors.

                                   Year First   Principal Occupation, Business
                                     Became               Experience
 Name                          Age  Director   and Other Business Affiliations
 ----                          --- ----------  -------------------------------
 William P. Carmichael (1),     57    1999    Senior Managing Director of the
  (2)........................                 Succession Fund since 1998 which
                                              provides strategic financial and
                                              tax consulting to closely held
                                              private companies. Former Senior
                                              Vice President of Sara Lee
                                              Corporation from 1991 to 1993,
                                              Vice President and Chief
                                              Financial Officer of Beatrice
                                              Foods Company from 1985 to 1990,
                                              Vice President of E-II Holdings
                                              from 1987 to 1988 and Vice
                                              President of Esmark, Inc. from
                                              1976 to 1984. Also a Director of
                                              Cobra Electronics Corporation and
                                              Nations Funds.
 A. S. Clausi................   77    1991    A consultant in the food industry
                                              since July 1987. Served at
                                              General Foods Corporation from
                                              December 1946 to July 1987, most
                                              recently as Senior Vice President
                                              and Chief Research Officer.
                                              Chairman of the Food Research
                                              Directors' Roundtable and
                                              Chairman of the Monell Institute
                                              Nutrition Advisory Board.
                                              President of the Institute of
                                              Food Technologists in 1993 and
                                              1994 and Chairman of the
                                              Institute of Food Technologists
                                              Foundation. Also a Director of
                                              EPL Technologies, Inc. A member
                                              of the Company's Scientific
                                              Advisory Board since 1991.

                                   Year First   Principal Occupation, Business
                                     Became               Experience
 Name                          Age  Director   and Other Business Affiliations
 ----                          --- ----------  -------------------------------
 Harry Fields (2)............   76    1991    President of Fields Associates
                                              Ltd., a consulting firm, since
                                              April 1990. Served at
                                              International Flavors &
                                              Fragrances, Inc. ("IFF") from
                                              1948 to April 1990, most recently
                                              as President of IFF and as a
                                              member of the Board of Directors.
 Glynn C. Morris (1), (2)....   59    1993    A consultant to the food industry
                                              since 1997. Former President and
                                              Chief Executive Officer of Presto
                                              Food Products, Inc. from 1989 to
                                              1996. From 1973 to 1989, with
                                              Carnation Company in various
                                              positions, most recently as Vice
                                              President/General Manager of the
                                              Specialty Foods Division.
 Arthur J. McEvily, Ph.D.....   48    2000    Dr. McEvily was named President
                                              and Chief Executive Officer of
                                              the Company in February 2000.
                                              Previously, he was named
                                              Executive Vice President in
                                              January 1999, Senior Vice
                                              President, Commercial Development
                                              in December 1997 and served as
                                              Vice President Applications,
                                              Technical Service and New Product
                                              Commercialization from August
                                              1996 to December 1997. He served
                                              as Vice President Sales and
                                              Business Development of the
                                              Company from December 1993 to
                                              July 1996. From May 1991 to
                                              December 1993 he held various
                                              positions at Opta, ranging from
                                              Senior Research Scientist to
                                              Product Director to Director of
                                              Business Development. Dr. McEvily
                                              served in various scientific
                                              capacities at Enzytech from
                                              October 1988 to May 1991.
 Olivier Suquet..............   42      --    Chairman and Chief Executive
                                              Officer of Diana Ingredients,
                                              Inc., a 100% controlled
                                              subsidiary of Banque Paribas,
                                              since 1995. Former Chief
                                              Operating Officer of Diana
                                              Ingredients, Inc., from 1993
                                              through 1994. From 1991 to 1993,
                                              President of Armoes de Bretagne.
                                              From 1989 to 1991, served as Vice
                                              President of Nouvelle Holding
                                              Guyomarc'h S.A.

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit and Finance Committee.

Meetings and Committees of the Board of Directors

  During the year ended December 31, 1999, the Board held five meetings. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law.

  The Audit and Finance Committee, which consists of Harry Fields, Glynn C. Morris and William P. Carmichael, met during 1999 to review with the Company's independent accountants the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

  During the year ended December 31, 1999, the Compensation Committee consisted of William P. Carmichael and Glynn C. Morris. The Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock option and stock purchase plans. The Compensation Committee held various meetings during 1999.

  The Audit and Finance Committee and Compensation Committee are the only standing committees of the Board. The Company does not have a standing Nominating Committee.

Compensation Committee Interlocks and Insider Participation

  During the year ended December 31, 1999, the Compensation Committee consisted of William P. Carmichael and Glynn C. Morris. Neither of them is or has been an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Recommendation

  The Board of Directors recommends that the stockholders vote FOR the election of the nominees to the Board of Directors. A plurality of the votes cast in person or by proxy at the Meeting is required to elect each nominee as a Director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding beneficial ownership of Common Stock as of March 20, 2000, by (i) each person known to the Company to be the beneficial owner of more than 5% of Common Stock, (ii) each Director or Director nominee of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all Directors and executive officers of the Company as a group.

                                                        Shares
                                                     Beneficially  Percentage
Name and Address*                                     Owned (1)   of Total (1)
-----------------                                    ------------ ------------
Nouvelle Holding Guyomarc'h S.A. (2)................  1,390,574      12.76%
  14 Rue Lafayette 75009
  Paris, France 48 01 98 50
David A. Rocker (3).................................  1,080,900       9.92%
  Suite 1759
  45 Rockefeller Plaza
  New York, NY 10111
State of Wisconsin Investment Board (4).............  1,040,000       9.54%
  P.O. Box 7842
  Madison, WI 53707
Dimensional Fund Advisors, Inc. (5).................    811,600       7.45%
  1129 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
William P. Carmichael...............................     25,000         **
A. S. Clausi (6)....................................     39,444         **
Harry Fields (7)....................................     28,333         **
Glynn C. Morris (8).................................     20,000         **
Lewis C. Paine, III (9).............................    292,246       2.68%
Arthur J. McEvily, Ph.D. (10).......................    131,903       1.21%
Joel A. Stone (11)..................................    103,429         **
Scott A. Kumf (12)..................................     40,543         **
Olivier Suquet (13).................................  1,390,574      12.76%
All Directors and executive officers as a group
 (9 persons) (14)...................................  2,071,472      19.01%

--------
   * Address provided for beneficial owners of 5% or more of the outstanding Common Stock only.
  ** Represents beneficial ownership of less than 1% of the outstanding Common
     Stock.
 (1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The stockholders named in the above table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except as otherwise noted. The percentage of beneficial ownership of Common Stock of each stockholder named in the above table is based upon the 10,897,864 shares of Common Stock issued and outstanding at March 20, 2000, and is calculated by treating any options held by such person and exercisable within 60 days after March
     20, 2000 as having been
     exercised for Common Stock, but without deeming such options to have been exercised for purposes of computing beneficial ownership of Common Stock of any other stockholder. Beneficial ownership of Common Stock by all Directors and executive officers as a group assumes such exercises of options by the members of such group, but not by others.
 (2) Based solely upon information reported on Schedule 13D as filed with the Securities and Exchange Commission on January 29, 1997 on behalf of Nouvelle Holding Guyomarc'h S.A. ("Nouvelle") and Compagnie Financiere de Paribas ("Paribas"). Includes 1,390,574 shares held of record by Nouvelle. As the holder of approximately 95% of the capital stock of Nouvelle, Paribas may be deemed to have sole voting and dispositive power over such shares held of record by Nouvelle. Paribas disclaims beneficial ownership of such shares.
 (3) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 11, 2000.
 (4) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 9, 2000.
 (5) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 3, 2000 on behalf of Dimensional Fund Advisors Inc. ("DFA") an investment advisor registered under the Investment Advisors Act of 1940. Persons who are officers of DFA also serve as officers of DFA Investment Trust Company, each an open-end management investment company registered under the Investment Company Act of 1940.
 (6) Includes 15,000 shares which Mr. Clausi may acquire upon the exercise of options within 60 days after March 20, 2000.
 (7) Includes 21,666 shares which Mr. Fields may acquire upon the exercise of options within 60 days after March 20, 2000.
 (8) Represents shares which Mr. Morris may acquire upon the exercise of options within 60 days after March 20, 2000.
 (9) Includes 187,000 shares which Mr. Paine may acquire upon the exercise of options within 60 days after March 20, 2000.
(10) Includes 104,167 shares which Dr. McEvily may acquire upon the exercise of options within 60 days after March 20, 2000.
(11) Includes 63,000 shares which Mr. Stone may acquire upon the exercise of options within 60 days after March 20, 2000.
(12) Includes 37,000 shares which Mr. Kumf may acquire upon the exercise of options within 60 days after March 20, 2000.
(13) Represents shares held of record by Nouvelle. See Note 2 above. Mr.
     Suquet is an officer of Diana Ingredients, Inc. ("Diana"), and may be deemed to be an indirect beneficial owner of the shares owned by Nouvelle because Diana and Nouvelle are each primarily owned by Paribas. Mr.
     Suquet disclaims beneficial ownership of such shares.
(14) Includes an aggregate of 447,833 shares which may be acquired upon the exercise of options within 60 days after March 20, 2000.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

  Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors. The following table (the "Summary Compensation Table") sets forth a summary of the compensation paid by the Company during its 1997, 1998 and 1999 fiscal years to each of (i) its Chief Executive Officer (the "CEO") and (ii) persons who were serving as executive officers of the Company (other than the CEO) as of December 31, 1999 whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1999.

                                                        Long Term
                                  Annual Compensation  Compensation
                                  -------------------- ------------
                                                          Stock      All Other
Name and Principal Position  Year   Salary     Bonus     Options    Compensation
---------------------------  ---- ---------- --------- ------------ ------------
Lewis C. Paine, III          1999 $  235,000 $  75,000   100,000        -0-
 Chairman of the Board,      1998 $  220,000 $  88,000    75,000      $20,000(1)
 President and Chief         1997 $  207,000    -0-      140,000      $20,000(1)
 Executive Officer
Arthur J. McEvily, Ph.D.     1999 $  171,000 $  68,400    50,000        -0-
 Executive Vice President    1998 $  154,000 $  64,680    30,000        -0-
                             1997 $  140,000 $  10,000    57,500        -0-
Joel A. Stone                1999 $  155,000 $  43,400     -0-          -0-
 Vice President of           1998 $  145,000 $  60,900    25,000        -0-
  Operations                 1997 $  125,000 $  15,000    35,000        -0-
Scott A. Kumf                1999 $  140,000 $  55,000    40,000        -0-
 Chief Financial Officer,    1998 $  131,000 $  55,020    25,000        -0-
  Vice President,            1997 $  125,000 $  20,000    50,000        -0-
 Administration And
  Treasurer

--------
(1) Represents forgiveness of a non-interest bearing note dated January 8, 1993 ("the Note").

Option Grants in the Last Fiscal Year

  The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1999 to the officers named in the Summary Compensation Table.

                                        Individual Grants
                         -----------------------------------------------
                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                            Annual Rates of
                          Number of    % of Total                             Stock Price
                         Securities     Options                            Appreciation for
                         Underlying    Granted to   Exercise                Option Term (2)
                           Options     Employees    Price per Expiration ---------------------
Name                     Granted (1) in Fiscal Year   Share      Date        5%        10%
----                     ----------- -------------- --------- ---------- ---------- ----------
Lewis C. Paine, III......   100,000       29.8%        $3.42    7/13/09     $238,375   $582,150
Arthur J. McEvily, Ph.D..    50,000       14.9%        $3.42    7/13/09     $119,188   $291,075
Scott A. Kumf............    40,000       11.9%        $3.42    7/13/09     $ 95,350   $232,860

--------
(1) These options are non-qualified or incentive stock options granted under the Company's 1992 Employee, Director and Consultant Stock Option Plan with an exercise price equal to the fair market value per share at the date of grant, for a term of ten (10) years, vesting in equal annual installments over five (5) years from the date of grant.
(2) The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

Option Exercises and Fiscal Year-End Option Values

  The following table sets forth information concerning the number of unexercised options held by the officers named in the Summary Compensation Table at the end of the last fiscal year and the value of such unexercised options as of such date. Except for Dr. McEvily, none of such officers named in the Summary Compensation Table exercised any options during the last fiscal year.

                                                                                 Value of Unexercised
                                                 Number of Unexercised           In-the-Money Options
                           Option Exercises   Options at Fiscal Year End             at FY-End (1)
                         -------------------- ------------------------------   -------------------------
                           Shares
                          Acquired    Value
Name                     on Exercise Received Exercisable     Unexercisable    Exercisable Unexercisable
----                     ----------- -------- -------------   --------------   ----------- -------------
Lewis C. Paine, III......      -0-    $   -0-          151,000          244,000    $-0-         $-0-
Arthur J. McEvily, Ph.D..   13,333    $36,706           93,166          108,501    $-0-         $-0-
Joel A. Stone............      -0-    $   -0-           54,000           41,000    $-0-         $-0-
Scott A. Kumf............      -0-    $   -0-           25,000           90,000    $-0-         $-0-

--------
(1) Value is calculated by determining the difference between the average of the high and low sales prices for the Common Stock on the Nasdaq National Market on December 31, 1999 ($3.00) and the exercise price of the option.
(2) Dr. McEvily exercised an option to purchase 13,333 shares at $.06 per share during 1999. Dr. McEvily has not sold any of these shares acquired upon the exercise of such options.

Compensation of Directors

  The Company's independent Directors, who are neither affiliated with a major shareholder nor parties to consulting arrangements with the Company, each receive a fee of $1,000 for each Board meeting attended. Mr. Clausi has a consulting agreement with the Company, in addition to his activities as a member of the Company's Scientific Advisory Board, pursuant to which he receives $10,000 per annum, plus $1,000 per day for meetings attended in excess of 10 days per year.

  In addition, the Company has a stock option program for Directors under its 1992 Employee, Director and Consultant Stock Option Plan pursuant to which, on March 31 of each year, each non-employee Director then in office receives options to purchase 2,500 shares of Common Stock at the then fair market value thereof. Such options vest in equal annual installments over a five-year period based on continued service on the Board of Directors. Options to purchase 2,500 shares were granted under this program during fiscal 1999 to Messrs. Clausi, Fields and Morris.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

  The Company had an employment agreement with Lewis C. Paine, III pursuant to which Mr. Paine had agreed to serve as President and Chief Executive Officer of the Company at an annual base salary of $235,000 plus an annual performance bonus based on 45% of his base salary through December 31, 1999. Mr. Paine's annual performance bonus was based on the Company achieving certain corporate financial goals and was at the discretion of the Board of Directors. Mr. Paine voluntarily terminated his employment with the Company effective March 1, 2000, and under the terms of this employment agreement, the Company has agreed to pay Mr. Paine a lump sum severance for 15 months in an amount equal to his annual base salary. The Company also agreed that stock options previously granted Mr. Paine would continue to vest until December 31, 2000 and Mr. Paine will have 90 days after December 31, 2000 to exercise such vested options or the options will be cancelled in accordance with the Stock Option Plan. With the resignation of Mr. Paine, the Board of Directors named Arthur J. McEvily, Ph.D., President and Chief Executive Officer.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside, non-employee Directors. During the year ended December 31, 1999 the members of the Compensation Committee were William P. Carmichael and Glynn C. Morris. The Committee determines the base salaries of the Company's executive officers and the amount of annual bonus awards, if any, and other compensation to be paid to the Company's executive officers. In addition, the Committee administers the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Option Plan") under which incentive or non-qualified stock options may be granted to executive officers and other employees.

--------
(1) The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

Compensation Policies Applicable to Executive Officers; Components of
Compensation

  The Committee's executive compensation policies have as their cornerstone the fundamental purpose of enabling the Company to attract and retain key executive personnel and motivate those executives to achieve the Company's goals. The food ingredients industry and related industries such as the consumer food products industry are extremely competitive with respect to recruitment and retention of qualified personnel. In this environment, the Committee believes that it will be critical to the Company's long-term success that its compensation program appropriately balances competitive compensation features with components structured to motivate the diligent pursuit and accomplishment of Company objectives.

  Each executive officer's compensation package is reviewed annually and is comprised of up to three components: base salary, incentive cash bonus and stock options. In addition to these components, executive officers of the Company are eligible to participate in employee benefit programs available broadly to other Company employees. Executive compensation is determined based on progress toward both Company-wide goals and individual goals. Starting with the Company's broad strategic goals, including introducing new products, increasing revenue and gross margins and becoming a profitable enterprise, the Committee reviews specific annual corporate objectives and goals. Personal objectives and milestones for individual executives are then designed to fit within the framework of the Company's overall goals and objectives. Subjective factors, such as changes in business conditions and other relevant external circumstances, are also taken into consideration. The Company believes the nature of its specific goals and milestones and progress toward their achievement constitute proprietary and confidential information, the disclosure of which would place the Company at a competitive disadvantage.

Base Salary

  In setting the annual base salary levels for each executive officer, the Committee obtains information on the base salaries of executive officers in other food ingredient and consumer food product companies. Members of the Committee also have considered knowledge about salaries paid to executives in companies that are in relatively early stages of commercialization of novel products resulting from internal research and development efforts. In determining which companies to include in its comparison, the Committee considers the size and complexity of the company, the stage of development of its products and geographical location. Within this group, the Committee seeks to make comparisons to executive officers with comparable levels of experience and with similar responsibilities and expected levels of contribution to the Company's performance. The Committee seeks to set base salaries and annual cash bonuses at the midpoint of the range of compensation paid by comparable companies. In addition, the initial level of compensation paid to those executives hired more recently has been determined by market forces and is consistent with industry practice, if any.

Bonus Awards

  The Company has an annual incentive bonus plan for its executives. Annual cash bonuses are based on the Company achieving certain corporate financial goals. As noted above, the Company's annual planning effort includes the establishment of Company-wide objectives into which individual objectives and milestones are structured for key executives, relevant to their specific areas of corporate responsibility. The Committee, in conjunction with the Chief Executive Officer, reviews proposed milestones and objectives for each key executive early in the fiscal year and performs a follow-up review after the fiscal year-end to assess performance and achievement of the objectives. A review of the executive's performance in relation to the Company's overall performance and the Committee's assessment of the executive's contributions to overall corporate results, leads to the Committee's determination of an incentive bonus.

Stock Options

  Subject to the provisions of the Option Plan, the Committee has the authority to determine the terms under which options are granted and the individuals to whom such options may be granted. The Committee believes that equity participation is a key component of the Company's executive compensation program. The stock option program is the Company's major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value, by aligning the long-term interests of the Company's employees with those of its outside shareholders. The Committee believes that stock options provide an effective long-term incentive for executive officers and other employees to create shareholder value, since the full benefit of the options cannot be realized unless an appreciation in the price of Common Stock occurs over a number of years. The executive officers participate in the Option Plan in the same manner as all of the Company's employees. Initial stock option awards are individually determined prior to employment at levels based upon an employee's potential contribution to the Company's growth and are designed to be competitive with awards by other companies within the consumer food products and food ingredients industries. Subsequent annual stock option awards are based on individual performance and position within the Company. The Committee also takes into account the aggregate amount of stock options previously granted to an individual. All of the Company's current executive officers listed in the Summary Compensation Table, except for Mr. Stone, were awarded stock options in 1999 which had exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

Compensation of the Chief Executive Officer

  Mr. Paine's employment agreement with the Company, dated December 1998, established his base salary at $235,000 for the period January 1, 2000 through December 31, 2000. Mr. Paine voluntarily terminated his employment with the Company effective March 1, 2000, and under the terms of this employment agreement, the Company has agreed to pay Mr. Paine a lump sum severance for 15 months in an amount equal to his annual base salary. The Company also agreed that stock options previously granted Mr. Paine would continue to vest until December 31, 2000 and Mr. Paine will have 90 days after December 31, 2000 to exercise such vested options or the options will be cancelled in accordance with the Stock Option Plan.

  In July 1999, Mr. Paine was granted options for 100,000 shares of Common Stock, vesting at the rate of 20% each year commencing on the first anniversary of the option grant. Due to Mr. Paine's resignation, the Company has agreed that such stock options would continue to vest until December 31, 2000 and Mr. Paine will have 90 days after December 31, 2000 to exercise such vested options or the options will be cancelled in accordance with the Stock Option Plan. Also, Mr. Paine's employment agreement provided for an annual cash performance bonus potential of up to 45% of Mr. Paine's 1999 base salary upon the attainment of mutually agreed upon performance goals. Mr. Paine received a cash bonus of $75,000 for fiscal 1999, which was paid in February 2000.

  Overall, Mr. Paine's employment agreement had been designed to align Mr. Paine's interests with those of the Company's Stockholders, both with respect to short-term operating results and long-term increases in the price of the Common Stock. It was the Committee's intention to establish new performance goals each year in consultation with Mr. Paine and to evaluate his performance and compensation against such objectives.

                                          Compensation Committee

                                          Glynn C. Morris
                                          William P. Carmichael

                              SHAREHOLDER RETURN
                               PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock to the Russell 2000 Index (The "Russell 2000 Index") and to the Standard & Poor's Foods-250 Index (The "S&P Foods-250 Index") since December 31, 1994. The Russell 2000 Index replaces the Standard & Poor's 500 Index (The "S&P 500 Index") because it is more representative of the Company's Common Stock performance. The graph assumes that (i) the value of the investment in the Common Stock and in each index was $100 at December 31, 1994 and (ii) the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                             [GRAPH APPEARS HERE]

                    12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                    ----------------------------------------------------------
Opta Food
 Ingredients, Inc.   100.00    219.15     97.87    102.13     68.09     53.19
S&P Foods--
  250 Index          100.00    127.57    151.14    216.61    234.41    184.41
Russell 2000 Index   100.00    128.44    149.77    183.23    178.09    212.98

                                  PROPOSAL 2:
                           APPROVAL OF AMENDMENT TO
           1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

 Amendment

  The Board recommends that the stockholders consider and approve a proposal to approve an amendment to the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Option Plan") that would increase the number of shares of Common Stock reserved for the grant of options thereunder. Currently 2,166,667 shares of Common Stock are reserved for the grant of options under the Option Plan. On March 14, 2000, the Board of Directors approved an amendment to the Option Plan, increasing the number of shares reserved for issuance under the Option Plan by 250,000, to a total of 2,416,667. At December 31, 1999, an aggregate of 1,714,921 shares had been issued upon the exercise of options or were issuable upon the exercise of options outstanding under the Option Plan, with exercise prices ranging from $.06 to $15.50, and expiration dates ranging from May 2001 to December 2009, leaving 115,587 shares available for future option grants.

  This amendment is being submitted for stockholder approval at the Meeting in order to ensure the continued qualification of the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and applicable regulations under the code. The Board of Directors believes that having available the additional shares for grant of options under the Plan is necessary and desirable in order to enable the Company to continue to attract, retain and motivate qualified personnel.

 Description of Plan

  Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options. ISOs may be granted under the Plan to employees of the Company and its affiliates. Nonqualified stock options may be granted to consultants, Directors, or employees of the Company and its affiliates. As of March 20, 2000, approximately 136 employees were eligible to participate in the Plan. The Plan provides for an annual grant to each non-employee Director on March 31, of a non-qualified option to purchase 2,500 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on such date and vesting in equal installments over five years, based on continued service on the Board of Directors. See "Compensation of Directors" above.

  The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee has the authority to interpret the provisions of the Plan, and to determine the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to ISOs which become exercisable in any calendar year by any employee may not exceed $100,000. ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company). Nonqualified stock options granted under the Plan may not be granted at an exercise price less than the par value of a share of Common Stock. ISOs granted under the Plan may not expire more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company.

  An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution. An ISO granted under the Plan may, at the Board of Directors' discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the
Plan) to the extent exercisable on the date of such termination, for up to 90 days following such termination, provided that such ISO has not expired on the date of such exercise. In granting any nonqualified stock option, the Board of Directors may specify that such nonqualified stock option may be exercised, to the extent exercisable on the date of death, by the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death.

  The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or requires stockholder approval in order to ensure the qualification of the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an option previously granted to him or her. With the consent of the participant affected, the Board of Directors or the Compensation Committee may amend outstanding option agreements in a manner not inconsistent with the Plan.

 Federal Income Tax Consequences

  The following is a description of certain U.S. Federal income tax consequences of the issuance and exercise of options under the Plan:

  Incentive Stock Options. An ISO does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the ISO within two years after the date of granting of the ISO nor within one year after the date of transfer of shares to him or her (the "ISO holding periods"). However, the difference between the fair market value of the stock on the date of exercise and the option price therefor will be an "item of tax preference" includable in "alternative minimum taxable income." The optionee's initial basis for determining taxable gain or loss will be the option price paid for the stock, and any gain or loss from a disposition of the stock after the expiration of the ISO holding periods will generally be long-term capital gain or loss.

  Except for transfers upon the death of an optionee or in certain tax-free exchanges or certain bankruptcy proceedings, if the stock is disposed of prior to the expiration of the ISO holding periods (a "Disqualifying Disposition"), the optionee will be considered to have realized taxable compensation in the year of the Disqualifying Disposition equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a Disqualifying Disposition is less than the fair market value of the stock on the date of exercise (and if the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized by the optionee), the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the stock. Compensation income of an employee optionee realized on a Disqualifying Disposition may be subject to withholding taxes, and a deduction will then be allowable to the Company in an amount equal to the optionee's compensation income.

  Nonqualified Stock Options. A nonqualified stock option ordinarily will not result in taxable income to the optionee or deduction to the Company at the time of grant. The nonqualified optionee will recognize taxable compensation income at the time of exercise of such nonqualified option in an amount equal to the excess of the then fair market value of the shares acquired over the exercise price. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the optionee's compensation income. An optionee's initial basis in stock so acquired will be the amount paid on exercise of the nonqualified stock option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the stock so acquired will generally be capital gain or loss.

 1999 Option Grants

  During the year ended December 31, 1999, options under the Plan were granted to the individuals and groups named below, as follows:

                                                                     Weighted
                                                                      Average
                                                           Number    Exercise
                                                             of      Price Per
Name                                                       Shares      Share
----                                                       ------- -------------
Lewis C. Paine, III......................................  100,000     $3.42
Arthur J. McEvily, Ph.D..................................   50,000     $3.42
Scott A. Kumf............................................   40,000     $3.42
All executive officers as a group (3 persons)............  190,000     $3.42
A.S. Clausi..............................................    2,500     $2.53
Harry Fields.............................................    2,500     $2.53
Glynn C. Morris..........................................   52,500     $3.11
All current Directors (excluding executive officers) as a
 group (3 persons).......................................   57,500     $3.06
All employees (excluding executive officers) as a group
 (35 persons)............................................   87,950 $2.53 - $3.80

  The closing price of the Common Stock, as reported on the Nasdaq National Market, on March 20, 2000, was $2.69 per share.

Board Recommendation

  The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1992 Employee, Director and Consultant Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting is required for such approval.

                                  PROPOSAL 3:
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year. The Board of Directors proposes that the stockholders ratify this appointment.
PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's organization in 1991.

  Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

Board Recommendation

  The Board of Directors recommends that the stockholders vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year. The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting is required for such approval. If the appointment is not approved by the stockholders, the Board of Directors is not obligated to select other independent accountants, but will consider such unfavorable vote.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999 all
Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

  In order to be considered for inclusion in the Proxy Statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 22, 2000 to be considered for presentation at the Company's 2001 Annual Meeting of Stockholders, although not included in the proxy statement, proposals must be received no later than March 2, 2001. All stockholder proposals should be sent to the attention of the Assistant Secretary at the Company's offices at 25 Wiggins Avenue, Bedford, Massachusetts 01730.

  Stockholder proposals and nominations for election to the Board at the 2001 Annual Meeting of Stockholders may be submitted to the Assistant Secretary of the Company and must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the Meeting, a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner.

                                 OTHER MATTERS

  The 2000 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                          ANNUAL REPORT ON FORM 10-K

  Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the Assistant Secretary at the Company's offices at 25 Wiggins Avenue, Bedford,
Massachusetts 01730.

  Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                          By Order of the Board of Directors

                                          JEFFREY M. WIESEN
                                          Secretary

April 21, 2000

PROXY                     OPTA FOOD INGREDIENTS, INC.                    PROXY

                25 Wiggins Avenue, Bedford, Massachusetts 01730

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Arthur J. McEvily, Ph.D. and Scott A. Kumf, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of Opta Food Ingredients, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2000 or at any adjournment thereof.

    In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for director and will be voted "FOR" Proposals 2 and 3.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

               (PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE)

The Board of Directors recommends that you vote "FOR" Proposals 1, 2 and 3

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK [X]

I plan to attend the meeting [_]

1. Election of Directors.

FOR all nominees listed to the right (except as marked to the contrary) [_]

WITHHOLD AUTHORITY to vote for all nominees listed to the right [_]

2. Approval of the amendment to the 1992 Employee, Director and Consultant Stock Option Plan.


                     FOR          AGAINST          ABSTAIN
                     [_]            [_]             [_]

Nominees for election: William P. Carmichael, A.S. Clausi, Harry Fields, Arthur
J. McEvily, Ph.D., Glynn C. Morris, and Olivier Suquet.

(Instruction: To withhold your vote for any individual nominee, write that nominee's name on the line below.)


____________________________________


3. Approval of appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000.

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]             [_]



Dated:__________________________, 2000


________________________________________________________________________________
Signature


________________________________________________________________________________
Signature (if held jointly)

Please sign exactly as name appears at left. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in such corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.